                               Declaration of Trust
                                        of
                         Oppenheimer Quest For Value Funds

      This amendment to the Declaration of Trust ("DOT") of Quest for Value
Family of Funds (the "Trust") dated March 13, 1987, as amended, is made this 28th day of April, 2005.

      WHEREAS, Chapter 182, section 2 of the General Laws of Massachusetts requires that the Trustees of the Trust shall, within thirty days after the adoption of any amendment of the DOT, file a copy of said amendment with the secretary and clerk of every city and town where the Trust has its usual place of business;

      WHEREAS, Article I, section 1 of the DOT authorizes the Trustees, should they determine that the use of any name is not advisable, to select names for the
Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name;

      WHEREAS, Article XI, section 3 of the DOT authorizes the Trustees to amend this DOT without the vote or consent of shareholders to change the name of the
Trust;

      NOW THEREFORE, the undersigned, being all the Trustees of the Trust, approved at a meeting of the Trustees held on April 4, 2005 that effective June
24, 2005, the Oppenheimer Small Cap Value Fund, a series of the Trust, change its name to the following: "Oppenheimer Small- & Mid- Cap Value Fund".

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 28th day of April, 2005.

/s/ John Cannon                                 /s/ Robert G. Galli
John Cannon                                     Robert G. Galli
531 Willow Avenue                               150 Columbus Avenue, Apt. 9E
Ambler, PA 19002                                New York, NY 10023

/s/ Paul Clinton                                /s/ Lacy Herrmann
Paul Clinton                                    Lacy Herrmann
39 Blossom Avenue                               6 Whaling Road
Osterville, MA 02655                             Darien, CT 06820

/s/ Thomas Courtney                             /s/ Brian Wruble
Thomas Courtney                                 Brian Wruble
Backbone Road                                   318 West 78th Street
P.O. Box 580                                    New York, NY 10024-6503
Sewickly, PA 15143